HIGHMARK FUNDS
                           AMENDED MULTIPLE CLASS PLAN

         This constitutes a MULTIPLE CLASS PLAN (the "Plan") of HighMark Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to the Trust's investment portfolio(s) identified on Schedule A hereto, as such Schedule may be amended from time to time (each a "Fund", collectively the "Funds").

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

         NOW, THEREFORE, the Trust designates the Plan as follows:

         1. Designation of Classes. Each Fund may offer its units of beneficial interest ("Shares") in six classes: Class A Shares, Class B Shares, Class C Shares (collectively "Retail Shares"), Class M Shares, Class S Shares and Fiduciary Shares.

         2. Purchases. Retail Shares are distributed to the general public pursuant to procedures outlined in the Trust's Registration Statement. Fiduciary Shares, Class M Shares and Class S Shares may only be purchased by certain investors listed in the Registration Statement. Procedures for purchasing Fiduciary Shares, Class M Shares and Class S Shares are outlined in the Registration Statement.

         3. Shareholder Services. Retail Shares, Class M Shares, Class S Shares and Fiduciary Shares may be purchased by check, by Federal Funds wire, by telephone (if exchanging Shares), through financial institutions or through the Automatic Investment Plan, pursuant to procedures outlined in the Trust's Registration Statement. Holders of Retail Shares, Class M Shares, Class S Shares and Fiduciary Shares may also make regular exchanges and redemptions of their Shares as described in the Registration Statement.

         4. Sales Charges.

         Class S Shares.

         Class S Shares are not subject to a sales charge at the time of purchase or upon redemption.

         Fiduciary Shares.

         Fiduciary Shares are not subject to a sales charge at the time of purchase. In the case of purchases of Fiduciary Shares of certain Funds specified in the Trust's Registration Statement, if a shareholder redeems or exchanges those shares 30 days or less after purchase, the shareholder must pay a redemption or exchange fee in accordance with the applicable prospectus of the applicable Fund unless otherwise exempted.

         Class A Shares of Money Market Funds.

         Class A Shares of money market funds are not subject to a sales charge at the time of purchase or upon redemption.

         Retail Shares.

         Class A Shares, except Class A Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. In the case of purchases of Class A Shares of certain Funds specified in the Trust's Registration Statement, if a shareholder redeems or exchanges those shares 30 days or less after purchase, the shareholder must pay a redemption or exchange fee in accordance with the applicable prospectus of the applicable Fund unless otherwise exempted. Class B Shares are subject to a contingent deferred sales charge if they are redeemed within six years after purchase. Class C Shares are subject to a contingent deferred sales charge if they are redeemed within one year after purchase. Sales charges applicable to Class A, Class B and Class C Shares may be waived in accordance with the current Registration Statement.

         Class M Shares.

         Class M Shares are not subject to a sales charge at the time of purchase. In the case of purchases of Class M Shares of certain Funds specified in the Trust's Registration Statement, if a shareholder redeems or exchanges those shares 30 days or less after purchase, the shareholder must pay a redemption or exchange fee in accordance with the applicable prospectus of the applicable Fund unless otherwise exempted.

         5. Distribution and Shareholder Services Fee.

         Fiduciary Shares.

         Fiduciary Shares are subject to a shareholder service fee assessed in accordance with the shareholder service plan adopted by the Trust.

         Retail Shares.

         Class A Shares and Class B Shares are subject to a shareholder service fee assessed in accordance with the shareholder service plan adopted by the Trust. Class A Shares and Class B Shares are also each subject to a distribution fee assessed in accordance with the respective distribution plans adopted by the Trust for Class A Shares and for Class B Shares. Class C Shares are subject to a shareholder service and distribution fee assessed in accordance with a distribution and shareholder service plan adopted by the Trust for Class C Shares.

         Class M Shares.

         Class M Shares are not subject to a shareholder service fee or a distribution fee.

         Class S Shares.

         Class S Shares are subject to a distribution fee in accordance with the distribution plan adopted by the Trust for Class S Shares.

         6. Minimum Transaction Requirements. The minimum initial investment and subsequent investment requirements applicable to Retail Shares, Class M Shares, Class S Shares and Fiduciary Shares shall be as outlined in the Trust's Registration Statement.

         7. Exchange Privilege. Retail Shares, Class M Shares, Class S Shares and Fiduciary Shares shall be exchangeable for Shares of the class of the various other Funds of the Trust which the shareholder qualifies to purchase directly, subject to certain limitations set forth in the Trust's Registration Statement and provided that the minimum investment and any other requirements of the Fund for which the shares are exchanged are satisfied. Fiduciary Shares and Class M Shares of a Fund may also be exchanged for Retail Shares of another Fund subject to the same foregoing limitations.

         8. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. Except in the case of a Fund that is a "Daily Dividend Fund" as defined in paragraph (c) of Rule 18f-3, all other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund. In the case of a Daily Dividend Fund, all other expenses will be allocated to each class based on the Settled Shares Method as defined in paragraph (c) of Rule 18f-3.

         9. Voting Rights. Each Share held entitles the shareholder of record to one vote and each fractional Share held entitles the shareholder of record to a proportionate fractional vote.

Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

         10. Dividends. The amount of dividends payable on Class M Shares may be more than the dividends payable on Fiduciary Shares and Retail Shares because of the shareholder service fee charged to both Fiduciary Shares and Retail Shares and the distribution fee charged to Retail Shares. The amount of dividends payable on Fiduciary Shares may be more than the dividends payable on Retail Shares because of the distribution fee charged to Retail Shares pursuant to the Plan. Dividends on Class B Shares and C Shares may be lower than the dividends paid on Class A Shares due to higher distribution fees. Depending on the Fund, the dividends paid on Class B Shares may be lower than the dividends paid on Class C Shares because of the distribution and shareholder service fees charged to Class B Shares pursuant to the Plan. The dividends paid on Class S Shares may be lower than the dividends paid on Class A Shares due to higher distribution fees but may be higher than dividends paid on Class B Shares or Class C Shares due to their higher distribution fees. Dividends will be declared and paid as described in the Registration Statement.

         11. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirements of Rule 18f-3(d) under the 1940 Act.

         The names "HighMark Funds" and "Board of Trustees" refer respectively to the Trust created and the Trustees, as Trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 10, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of HighMark Funds entered into in the name or on behalf thereof by any of the Trustees, or its representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

                                 HIGHMARK FUNDS


                                 Signature:     /s/ Phil Masterson
                                               ------------------------------
                                 Name:          Phil Masterson
                                               ------------------------------
                                 Title:         Secretary
                                               ------------------------------
                                               Date: March 20, 1996
                                               As amended: September 17, 1999
                                               As amended: June 19, 2002
                                               As amended: September 17, 2002
                                               As amended: June 18, 2003
                                               As amended: March 24, 2005
                                               As amended: December 15, 2005
                                               As amended: January 12, 2006
                                               As amended: November 6, 2006

                                   SCHEDULE A
                             MULTIPLE CLASS PLAN OF
                                 HIGHMARK FUNDS
NAME OF FUND

HighMark Balanced Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark Core Equity Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark Large Cap Growth Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark Large Cap Value Fund (formerly, the Income Equity Fund) (Fiduciary, Class A, Class B and Class C Shares)
HighMark Small Cap Growth Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark Small Cap Value Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark Value Momentum Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark Bond Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark California Intermediate Tax-Free Bond Fund (Fiduciary, Class A, Class B and Class C Shares)
HighMark National Intermediate Tax-Free Bond Fund (Fiduciary, Class A and Class C Shares)
HighMark Short Term Bond Fund (Fiduciary, Class A and Class C Shares)
HighMark Income Plus Allocation Fund (Fiduciary, Class A and Class C Shares)
HighMark Growth & Income Allocation Fund (Fiduciary, Class A and Class C Shares)
HighMark Capital Growth Allocation Fund (Fiduciary, Class A and Class C Shares)
HighMark Diversified Equity Allocation Fund (Fiduciary, Class A and Class C Shares)
HighMark Diversified Money Market Fund (Fiduciary, Class A and Class S Shares)
HighMark U.S. Government Money Market Fund (Fiduciary, Class A, Class B, Class C and Class S Shares)
HighMark 100% U.S. Treasury Money Market Fund (Fiduciary, Class A and Class S Shares)
HighMark California Tax-Free Money Market Fund (Fiduciary, Class A and Class S Shares)
HighMark Small Cap Advantage Fund (Fiduciary, Class A and Class C Shares)
HighMark International Opportunities Fund (Fiduciary, Class A, Class C and Class M Shares)
HighMark Cognitive Value Fund (Fiduciary, Class A, Class C and Class M Shares)
HighMark Enhanced Growth Fund(Fiduciary, Class A, Class C and Class M Shares)

                                 HIGHMARK FUNDS


                                 Signature:     /s/ Phil Masterson
                                               ------------------------------
                                 Name:          Phil Masterson
                                               ------------------------------
                                 Title:         Secretary
                                               ------------------------------
                                               Date: March 20, 1996
                                               As amended: September 17, 1999
                                               As amended: June 19, 2002
                                               As amended: September 17, 2002
                                               As amended: June 18, 2003
                                               As amended: March 24, 2005
                                               As amended: December 15, 2005
                                               As amended: January 12, 2006
                                               As amended: November 6, 2006
